Exhibit 99.1

Earnings Conference Call August 5, 2020 8:00 AM CT 1 (800) 446-1671 (North America) 1 (847) 413-3362 (Outside North America) Webcast: ir.distributionnow.com

NOW Inc. Reports Second Quarter 2020 Results

HOUSTON, TX, August 5, 2020 – NOW Inc. (NYSE: DNOW) announced results for the second quarter ended June 30, 2020.

Financial Highlights

•	Revenue was $370 million for the second quarter of 2020

•	Net loss was $30 million and non-GAAP net loss excluding other costs was $18 million for the second quarter of 2020

•	Diluted loss per share was $0.27 and non-GAAP diluted loss per share excluding other costs was $0.16 for the second quarter of 2020

•	Non-GAAP EBITDA excluding other costs for the second quarter of 2020 was a loss of $15 million, which includes the unfavorable impact of $12 million in inventory charges

•	Cash and cash equivalents was $269 million and long-term debt was zero at June 30, 2020

•	Free cash flow for the second quarter of 2020 was $66 million

David Cherechinsky, President and CEO of NOW Inc., noted, “I want to first acknowledge and thank our employees for their hard work, dedication and agility during these truly unprecedented times. I am proud our company has risen to the occasion to continue providing uninterrupted support for our customers.

We are taking decisive measures to achieve structural efficiencies by combining businesses, centralizing support functions, delayering management, consolidating distribution centers and evolving the branch model, while also making significant cost reductions. We are deploying technology to eliminate repetitive tasks and condense the order to cash process, as well as investing in digital tools to enrich the customer experience. We improved our already stellar balance sheet by expanding our cash position to $269 million and we remained debt free with ample runway on our undrawn credit facility.

I am confident in our talented people, the continued streamlining of our business and the technological advancements we are making through our digital tools platform DigitalNOW®. We are building a resilient model to drive long-term growth, fortify our upstream position while diversifying and investing in the midstream, downstream and industrial end markets.”

Prior to the earnings conference call a presentation titled “NOW Inc. Second Quarter 2020 Key Takeaways” will be available on the Company’s Investor Relations website. Refer to Supplemental Information in this release for GAAP to non-GAAP reconciliations.

About NOW Inc.

DistributionNOW is a worldwide supplier of energy and industrial products and engineered equipment solutions. With approximately 2,650 employees and a network of approximately 205 locations worldwide, we offer a suite of digital solutions branded as DigitalNOW® that provide customers world-class technology for digital commerce and data and information management. Our locations provide products and solutions to exploration and production companies, energy transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers and engineering and construction companies. DistributionNOW has a legacy of over 150 years and is headquartered in Houston, Texas.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	June 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$269	$183
Receivables, net	242	370
Inventories, net	370	465
Assets held-for-sale	—	34
Prepaid and other current assets	17	15

Total current assets	898	1,067
Property, plant and equipment, net	109	120
Deferred income taxes	3	2
Goodwill	—	245
Intangibles, net	—	90
Other assets	59	67

Total assets	$1,069	$1,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$166	$255
Accrued liabilities	104	127
Liabilities held-for-sale	—	6
Other current liabilities	8	8

Total current liabilities	278	396
Long-term operating lease liabilities	30	34
Deferred income taxes	—	4
Other long-term liabilities	14	13

Total liabilities	322	447
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 109,379,627 and 109,207,678 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	2,047	2,046
Accumulated deficit	(1,142)	(775)
Accumulated other comprehensive loss	(159)	(128)

Total stockholders’ equity	747	1,144

Total liabilities and stockholders’ equity	$1,069	$1,591

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020	2019
Revenue	$370	$776	$604	$974	$1,561
Operating expenses:
Cost of products	302	623	487	789	1,250
Warehousing, selling and administrative	97	136	130	227	271
Impairment charges	—	—	320	320	—

Operating profit (loss)	(29)	17	(333)	(362)	40
Other expense	(2)	(2)	—	(2)	(6)

Income (loss) before income taxes	(31)	15	(333)	(364)	34
Income tax provision (benefit)	(1)	1	(2)	(3)	2

Net income (loss)	$(30)	$14	$(331)	$(361)	$32

Earnings (loss) per share:
Basic earnings (loss) per common share	$(0.27)	$0.12	$(3.03)	$(3.30)	$0.29

Diluted earnings (loss) per common share	$(0.27)	$0.12	$(3.03)	$(3.30)	$0.29

Weighted-average common shares outstanding, basic	109	109	109	109	109

Weighted-average common shares outstanding, diluted	109	109	109	109	109

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020	2019
Revenue:
United States	$260	$605	$441	$701	$1,205
Canada	41	74	78	119	160
International	69	97	85	154	196

Total revenue	$370	$776	$604	$974	$1,561

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME (LOSS) TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020	2019
GAAP net income (loss) (1)	$(30)	$14	$(331)	$(361)	$32
Interest, net	—	1	—	—	3
Income tax provision (benefit)	(1)	1	(2)	(3)	2
Depreciation and amortization	7	10	10	17	20
Other costs (2)	9	1	325	334	1

EBITDA excluding other costs	$(15)	$27	$2	$(13)	$58

EBITDA % excluding other costs (3)	(4.1% )	3.5%	0.3%	(1.3% )	3.7%

NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) EXCLUDING OTHER COSTS RECONCILIATION

(UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020	2019
GAAP net income (loss) (1)	$(30)	$14	$(331)	$(361)	$32
Other costs, net of tax (4) (5)	12	(4)	323	335	(9)

Net income (loss) excluding other costs (5)	$(18)	$10	$(8)	$(26)	$23

DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE EXCLUDING

OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020	2019
GAAP diluted earnings (loss) per share (1)	$(0.27)	$0.12	$(3.03)	$(3.30)	$0.29
Other costs, net of tax (4)	0.11	(0.03)	2.96	3.07	(0.08)

Diluted earnings (loss) per share excluding other costs (5)	$(0.16)	$(0.09)	$(0.07)	$(0.23)	$0.21

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income (loss) excluding other costs and (iii) diluted earnings (loss) per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)	Other costs for the six months ended June 30, 2020 included impairment charges, as well as, net separation and transaction-related expenses, which are included in operating loss.
(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)

Other costs, net of tax, for the three and six months ended June 30, 2020, included an expense of $3 million and $5 million, respectively, from changes in the valuation allowance recorded against the Company’s deferred tax assets; as well as, nil and $316 million, respectively, related to the impairment charges of goodwill, intangibles and other assets and $9 million and $14 million, respectively, in net separation and transaction-related expenses. The Company has excluded the impact of these items on its valuation allowance in computing net income (loss) excluding other costs.

(5)	Totals may not foot due to rounding.

4